Exhibit 99.1

Report of Independent Auditor

Board of Directors and Unitholders
Legacy Reserves LP
Midland, Texas

We have audited the accompanying statement of revenues and direct operating expenses of the oil and natural gas properties (the “Jupiter Acceleration Payment Interests”), as defined in Note 1, acquired on August 1, 2017 by Legacy Reserves LP for the year ended December 31, 2016 and the related notes to the statement of revenues and direct operating expenses.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the statement of revenues and direct operating expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statement of revenues and direct operating expenses that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the statement of revenues and direct operating expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and direct operating expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal controls of the Jupiter Acceleration Payment Interests. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statement of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Jupiter Acceleration Payment Interests for the year ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying statement of revenues and direct operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Legacy Reserves LP's Form 8-K and is not intended to be a complete presentation of the results of the operations of the Jupiter Acceleration Payment Interests. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

Houston, Texas
October 13, 2017

JUPITER ACCELERATION PAYMENT INTERESTS

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
(IN THOUSANDS)

	Six months ended		Year ended
	June 30,		December 31,
	2017	2016	2016
	(Unaudited)
Revenues:
Oil sales	$24,741	$16,043	$30,958
Natural gas sales	2,419	1,057	2,608
Total revenues	27,160	17,100	33,566

Direct operating expenses:
Oil and natural gas production	2,356	1,985	3,963
Production and other taxes	1,758	1,103	2,220
Total direct operating expenses	4,114	3,088	6,183

Revenues in excess of direct operating expenses	$23,046	$14,012	$27,383

See accompanying notes to statements of revenues and direct operating expenses.

JUPITER ACCELERATION PAYMENT INTERESTS

 NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(1) Basis of Presentation

The financial statements included in this report present the statements of revenues and direct operating expenses of working interests in certain wells, discussed in detail below, acquired by  Legacy Reserves LP (“Legacy”).

The statements of revenues and direct operating expenses included in this report reflects the revenues and direct operating expenses of the portion of the working interest in all wells and associated personal property and infrastructure (collectively, the “Wells”) and all undeveloped assets subject to the First Amended and Restated Development Agreement (the “Restated Agreement”) between Legacy and Jupiter JV, LP (“Jupiter”) that reverted to Legacy pursuant to the terms of the Restated Agreement (collectively, the “Jupiter Acceleration Payment Interests”), for the year ended December 31, 2016 and the six months ended June 30, 2017 and 2016.  Pursuant to the terms of the Restated Agreement, Legacy’s working interest in the Wells reverted from 20% to 85% of the parties’ combined interest in the Wells.

The accompanying statements of revenues and direct operating expenses of the Jupiter Acceleration Payment Interests do not include indirect general and administrative expenses, interest expense, depreciation, depletion and amortization, or any provision for income taxes. Legacy's management believes historical expenses of this nature incurred by Jupiter associated with the properties are not indicative of the costs to be incurred by Legacy.

Revenues in the accompanying statements of revenues and direct operating expenses are recognized based on the Jupiter Acceleration Payment Interests' share of any given period's production multiplied by the contract price received for the period. The direct operating expenses are recognized on the accrual basis and consist of the direct costs of operating the Jupiter Acceleration Payment Interests including production taxes, lifting costs, gathering, well repair and well workover costs. Direct costs do not include general corporate overhead.

Historical financial information reflecting financial position, results of operations, and cash flows of the Jupiter Acceleration Payment Interests is not presented because it would be impractical and costly to obtain since such financial information was not historically prepared by Jupiter. Other assets acquired and liabilities assumed were not material. In addition, the Jupiter Acceleration Payment Interests were a part of a larger enterprise prior to the acquisition by Legacy, and representative amounts of indirect general and administrative expenses, depreciation, depletion and amortization, interest and other indirect costs were not necessarily allocated to the Jupiter Acceleration Payment Interests, nor would such allocated historical costs be relevant to future operations of the Jupiter Acceleration Payment Interests. The historical statements of revenues and direct operating expenses of the Jupiter Acceleration Payment Interests are presented in order to substantially comply with the rules and regulations of the Securities and Exchange Commission (the "SEC") for businesses acquired.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(2) Subsequent Events

Legacy has evaluated subsequent events through October 13, 2017, the date of the accompanying statements of revenue and direct operating expenses were available to be issued.

(3) Supplemental Financial Information for Oil and Natural Gas Producing Activities (Unaudited)

The following reserve estimates have been prepared by Legacy's internal petroleum engineer as of December 31, 2016 and 2015. The reserve estimates have been prepared in compliance with the SEC rules and accounting standards based on the 12-month un-weighted first-day-of-the-month average prices as of December 31, 2016 and 2015, with appropriate adjustments by property for location, quality, gathering and marketing adjustments.

(a) Reserve Quantity Information

Proved reserves are estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods.

Below are the net quantities of total proved reserves and proved developed reserves of the Jupiter Acceleration Payment Interests. An analysis of the change in estimated quantities of reserves, all of which are located within the United States, is presented below.

	Oil (MBbls)	Natural Gas (MMcf)	Total (MBoe)
Total Proved Reserves:
Balance, December 31, 2015	3,488	5,787	4,453
Revisions from drilling and recompletions	1,086	1,572	1,348
Revisions of previous estimates due to price	(32)	(54)	(41)
Revisions of previous estimates due to performance	2,545	3,479	3,125
Production	(759)	(839)	(899)
Balance, December 31, 2016	6,328	9,945	7,986
Proved Developed Reserves:
December 31, 2015	1,209	1,978	1,539
December 31, 2016	3,307	5,657	4,250
Proved Undeveloped Reserves:
December 31, 2015	2,279	3,809	2,914
December 31, 2016	3,021	4,288	3,736

(b) Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Natural Gas Reserves

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves ("Standardized Measure") is a disclosure requirement under Accounting Standards Codification 932-235. The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair value of the proved oil and natural gas reserves of the Jupiter Acceleration Payment Interests. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions. The estimates of future cash flows and future production and development costs are based on the 12-month un-weighted first-day-of-the-month average prices as of December 31, 2016 and 2015, for oil and natural gas, estimated future production of proved reserves and estimated future production and development costs of proved reserves, based on current costs and economic conditions. The estimated future net cash flows are then discounted at a rate of 10%. No deduction has been made for general and administrative expenses, interest expense, depreciation, depletion and amortization or federal or state income taxes.

The Standardized Measure relating to proved oil and natural gas reserves is presented below:

December 31, 2016
(In thousands)
Future production revenues	$283,588
Future costs:
Production	(79,820)
Development	(46,514)
Future net cash flows before income taxes	157,254
10% annual discount for estimated timing of cash flows	(79,181)
Standardized measure of discounted net cash flows	$78,073

The Standardized Measure is based on the following oil and natural gas prices realized over the life of the properties at the wellhead as of the following date:

December 31, 2016
Oil (per Bbl)	$39.25
Natural Gas (per MMBtu)	$2.48

Changes in the Standardized Measure relating to proved oil and natural gas reserves is as follows:

Year ended December 31, 2016
(In thousands)
Increase (decrease):
Sales, net of production costs	$(27,383)
Net change in sales prices, net of production costs	(13,660)
Infill drilling	19,304
Previously estimated development costs incurred	9,969
Revisions of previous estimates due to performance	22,789
Accretion of discount	6,003
Net increase	17,022
Standardized measure of discounted future net cash flows:
Beginning of period	61,051
End of period	$78,073

Estimates of economically recoverable oil and natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations, reservoir behavior, equipment condition and other matters. Actual quantities of oil and natural gas produced in the future may differ materially from the amounts estimated.